EXHIBIT 99.1

Name of Shareholder	Relationship to Company	Offering	Numbers of Shares Owned Before Offering	Number of Shares Owned After Offering*
Admin Consulting Co. LLC	N/A	200,000	200,000	-0-
Albert Poirier	N/A	1,000	1,000	-0-
Brian Eiskus	N/A	1,000	1,000	-0-
Cindy Hepp	N/A	1,000	1,000	-0-
Crystal Rivera	N/A	1,000	1,000	-0-
Cullen Bouvier	N/A	1,000	1,000	-0-
Dana Hurak	N/A	1,000	1,000	-0-
Daniel Burke	N/A	2,000	2,000	-0-
Daryl Gordon	N/A	4,000	4,000	-0-
David Boudreau	N/A	1,000	1,000	-0-
David Burke	N/A	2,000	2,000	-0-
David Gangstad	N/A	1,000	1,000	-0-
David Turner	N/A	1,000	1,000	-0-
Debbie Harris	N/A	1,000	1,000	-0-
Denis Robichaud	N/A	1,000	1,000	-0-
Elton F. Norman	Consultant/Counsel	400,000	400,000	-0-
Eric Gangstad	N/A	1,000	1,000	-0-
Erin Boyd Cassarino	N/A	1,000	1,000	-0-
Franklin Hier	N/A	1,000	1,000	-0-
Glen Turner	N/A	1,000	1,000	-0-
Hillary Harris	N/A	1,000	1,000	-0-
Jackson Bailey	N/A	2,000	2,000	-0-
James Bouvier	N/A	1,000	1,000	-0-
Jamie Drew Burke	N/A	2,000	2,000	-0-
Joel Bellot	N/A	10,000	10,000	-0-
Joshua Cassarino	N/A	1,000	1,000	-0-
Julien Poirier	N/A	1,000	1,000	-0-
Justin Bouvier	N/A	1,000	1,000	-0-
Kelly B Kruse	N/A	1,000	1,000	-0-
Kendal Query	N/A	1,000	1,000	-0-
Laura Gangstad	N/A	1,000	1,000	-0-
Lindsay Gangstad Eiskus	N/A	1,000	1,000	-0-
Lisa Marie Kirkpatrick	N/A	1,000	1,000	-0-
Mark J. Hepp	N/A	1,000	1,000	-0-
Martine Allen	N/A	1,000	1,000	-0-
Mathew Bouvier	N/A	1,000	1,000	-0-
Mathew Harris	N/A	1,000	1,000	-0-
Nicholas Cassarino	N/A	1,000	1,000	-0-
Paul Cassarino	N/A	1,000	1,000	-0-
Pierrette Savoie	N/A	1,000	1,000	-0-
Preston Kirkpatrick	N/A	1,000	1,000	-0-
Ronnie S. Burke	N/A	1,000	1,000	-0-
Rosanna MacTurner	N/A	1,000	1,000	-0-
Sarah Bouvier Haselton	N/A	1,000	1,000	-0-
Serge Maillet	N/A	1,000	1,000	-0-
Stephanie Anne Hepp	N/A	1,000	1,000	-0-
Tammy Brockman	N/A	1,000	1,000	-0-
Thomas A Kruse	N/A	1,000	1,000	-0-
Thomas Haselton	N/A	1,000	1,000	-0-
Tracie Cassarino	N/A	1,000	1,000	-0-
Wanda Bouvier	N/A	1,000	1,000	-0-
Yves Poirier	N/A	1,000	1,000	-0-
Total Offerings:		666,000	666,000	-0-

*Assumes all shares are sold in the Offering.